Exhibit 10.1
SIXTH AMENDING AGREEMENT
THIS SIXTH AMENDING AGREEMENT AND WAIVER (the “Agreement”) is dated as of December 6, 2021 and is entered into between Whistler Mountain Resort Limited Partnership (“Whistler LP”), by its general partner, Whistler Blackcomb Holdings Inc. (the “Parent GP”), and Blackcomb Skiing Enterprises Limited Partnership (“Blackcomb LP” and together with Whistler LP, the “Borrowers”), by its general partner, Parent GP, the guarantors party hereto, each of the lenders party hereto, and The Toronto-Dominion Bank, as administrative agent (the “Administrative Agent”);
WHEREAS the Borrowers, the lenders from time to time party thereto (the “Lenders”), the guarantors from time to time party thereto (the “Guarantors”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 12, 2013, as amended by a First Amending Agreement dated as of October 30, 2014, a Second Amending Agreement and Waiver dated as of October 14, 2016, a Third Amending Agreement dated as of February 13, 2017, a Fourth Amending Agreement dated as of November 30, 2018 and a Fifth Amending Agreement dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented, extended or otherwise modified to but excluding the date hereof, the “Credit Agreement”);
AND WHEREAS the Borrowers have submitted an extension request (the “Extension Request”) to extend the Maturity Date under the Credit Agreement to December 15, 2026;
AND WHERAS the Borrowers have requested that the financial reporting requirements of the Credit Agreement be amended to more accurately reflect the reporting that is actually being delivered by them under the Credit Agreement, and that the Lenders waive any past discrepancies between the reporting as so delivered and the existing requirements of the Credit Agreement;
AND WHEREAS the Lenders have agreed to consent to the Extension Request and to the financial reporting amendments and related waiver, subject to the updating of certain provisions of the Credit Agreement (including the treatment of leases having regard to IFRS 16, availment options and interest rate definitions, LIBOR replacement, erroneous payment provisions and the additions of FATCA references) and the other terms and conditions contained herein;
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
ARTICLE 1
INTERPRETATION
Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
ARTICLE 2
AMENDMENTS TO CREDIT AGREEMENT
Subject to the satisfaction of each of the conditions set forth in this Agreement, and in reliance on the representations, warranties and agreements contained in this Agreement, the Credit Agreement is hereby amended as follows:
2.1    Definition of Administrative Agent's Account Branch of Account
Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Administrative Agent’s Branch of Account” in its entirety and replacing it with the following:

““Administrative Agent’s Branch of Account” means the office of the Administrative Agent located at TD North Tower, 77 King Street West, 26th Floor, Toronto, Ontario, M5K 1A2, or other office or branch of the Administrative Agent in Canada as the Administrative Agent may from time to time advise the Borrowers and the Lenders in writing.”
2.2    Definition of Annual Business Plan
Section 1.01 of the Credit Agreement is hereby amended by deleting in the definition of “Annual Business Plan” the phrase “and each Fiscal Quarter therein” and replacing it with the following:
“and the following Fiscal Year”.
2.3    Definition of BA Discount Rate
The definition of “BA Discount Rate” in Section 1.01 of the Credit Agreement is hereby amended as follows:
2.3.1    by deleting the phrase “Reuters Screen CDOR Page” and replacing it with the following:
“Refinitiv Benchmark Services (UK) Limited Canadian Dollar Offered Rate (CDOR) Page”
2.3.2    by adding the following at the end of the definition:
“For greater certainty, if the rate as so determined is less than zero, it shall be deemed to be 0%”.
2.4    Definition of Canadian Prime Rate
Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Canadian Prime Rate" in its entirety and replacing it with the following:
““Canadian Prime Rate” means, at any point in time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of the Administrative Agent in Toronto, Ontario then quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars made in Canada to commercial borrowers; and (ii) the average rate for Canadian Dollar bankers’ acceptances having a term of one month that appears on the Refinitiv Benchmark Services (UK) Limited Canadian Dollar Offered Rate (CDOR) Page (or such other page as is a replacement page for such banker’s acceptances) at approximately 10:15 a.m. (Toronto time) (which shall be deemed to be zero if such rate is less than zero) on such day, plus 1.0% per annum, adjusted automatically with each quoted, published or displayed change in such rate, all without necessity of any notice to the Borrowers or any other Person.”
2.5    Definition of Capital Lease Obligation
The definition of “Capital Lease Obligation” in Section 1.01 of the Credit Agreement is hereby amended by adding the following after the word “GAAP”:
“(as it existed prior to the implementation of IFRS 16)”
2.6    Definition of Consolidated Depreciation and Amortization Expense
The definition of “Consolidated Depreciation and Amortization Expense” in Section 1.01 of the Credit Agreement is hereby amended by adding the following after the word “GAAP”:
“(as it existed prior to the implementation of IFRS 16)”
2.7    Definition of Consolidated Interest Expense

The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby amended by adding the following after the first instance of the word “GAAP”:
“(as it existed prior to the implementation of IFRS 16)”
2.8    Definition of Excluded Taxes
The definition of “Excluded Taxes” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition, before the “.”:
“and (g) any U.S. federal withholding Taxes imposed under FATCA”
2.9    Definition of GAAP
The definition of “GAAP” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition:
“Notwithstanding the foregoing, the parties hereto agree that (i) for purposes of the determination of lease obligations of the Loan Parties hereunder, such determination shall be made without regard to any changes to GAAP resulting from the adoption of IFRS 16, and (ii) the Borrowers shall not be required to furnish to the Administrative Agent and the Lenders a reconciliation between the calculation of the financial covenants or other requirements made before and giving after effect to the adoption of IFRS 16.”
2.10    Definition of Interest Period
The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “1, 2 or 3 months” and replacing it with the following:
“1 or 3 months”.
2.11    Definition of LIBOR Rate
Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “LIBOR Rate” in its entirety and replacing it with the following:
““LIBOR Rate” means for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time), on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) for deposits in U.S. Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period and in an amount comparable to the amount of the LIBOR Advance to be outstanding during such Interest Period; provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in U.S. Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period for a period comparable to the Interest Period and in an amount comparable to the amount of the LIBOR Advance to be outstanding during such Interest Period. If the LIBOR Rate as so determined is less than zero, it shall be deemed to be 0%.”

2.12    Definition of Maturity Date
Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:
““Maturity Date” means December 15, 2026, or any subsequent date to which the Maturity Date is extended in accordance with Section 2.11.”
2.13    Definition of U.S. Base Rate
Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of the definition of “U.S. Base Rate”:
“For greater certainty, if the rate as so determined is less than zero, it shall be deemed to be 0%”.
2.14    Additional Definitions
Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:
“Code” means the Internal Revenue Code of 1986, as amended.
“Erroneous Payment” has the meaning set forth in Section 25(a).
“Erroneous Payment Notice” has the meaning set forth in Section 25(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
2.15    Deletion of Definitions
Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “LIBO Successor Rate”, “LIBOR Scheduled Unavailability Date” and “LIBOR Screen Rate”.
2.16    Extension
Section 2.11 of the Credit Agreement is hereby amended by deleting the phrase “not to exceed one year”.
2.17    LIBOR Discontinuation
Section 3.08 of the Credit Agreement is hereby deleted in its entirety and replaced with the following Section 3.08:
“3.08 Termination of LIBOR Advances
(a)        Replacing USD LIBOR On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-

current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)        Replacing Future Benchmarks Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of a LIBOR Advance, conversion to or continuation of LIBOR Advances to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to U.S. Base Rate Advances. During the period referenced in the foregoing sentence, the component of U.S. Base Rate based upon the Benchmark will not be used in any determination of U.S. Base Rate.
(c)        Benchmark Replacement Conforming Changes In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)        Notices; Standards for Decisions and Determinations The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(e)        Unavailability of Tenor of Benchmark At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(f)        Definitions As used in this Section titled “Termination of LIBOR Advances”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled “Termination of LIBOR Advances”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
(i)        for purposes of clause (c) of this Section, the first alternative set forth below that can be determined by the Administrative Agent:
(A)        the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(B)        the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (A) of this Section; and
(ii)        for purposes of clause (d) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (A) or (B) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “U.S. Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.
“Early Opt-in Election” means the occurrence of:
(i)        a notification by the Administrative Agent to (or the request by a Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(ii)        the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“USD LIBOR” means the London interbank offered rate for U.S. dollars.
2.18    Financial Reporting
2.18.1 Section 8.01(1)(a)(i) of the Credit Agreement is hereby amended by deleting the phrase “setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as at the end of) the previous Financial Year,”.
2.18.2 Section 8.01(1)(a)(ii) of the Credit Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following:
“as soon as practicable and in any event within 90 days of the end of each Financial Year of the Borrowers, (A) the annual audited combined consolidated financial statements of the Borrowers and their Subsidiaries, together with, in comparative form the figures for the previous Financial Year, (B) the annual audited consolidated financial statements of Parent GP, and (C) the annual unaudited unit financial statements of each Non-Consolidated Subsidiary which accounts for a positive or negative contribution of at least $500,000 to Consolidated EBITDA for the relevant period, in each case, prepared in accordance with GAAP including, without limitation, a balance sheet, income statement and statement of cash flows as at the end of and for such Financial Year (which financial statements of the Borrowers and their Subsidiaries and of Parent GP shall be audited by a nationally recognized accounting firm);”
2.18.3 Section 8.01(1)(a)(iv) of the Credit Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following:
“as soon as available and in any event within 90 days of the end of each Financial Year of the Borrowers, an Annual Business Plan.”
2.19    Drafts
Section 4.02 of the Credit Agreement is hereby amended by deleting the phrase “or, subject to availability, six months”.
2.20    FATCA
The Credit Agreement is hereby amended by adding the following Section 10.02(5):
“If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.02(5), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.”

2.21    Erroneous Payments
The Credit Agreement is hereby amended by adding the following Article 25:
“Article 25
Erroneous Payments
25.     Erroneous Payments
(a)        Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 25 shall be conclusive, absent manifest error.
(b)        Without limiting immediately preceding Section 25, each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one (1) Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)        Each Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Accommodations Outstanding owed by a Borrower or any other Loan Party.
(d)        Each party’s obligations under this Section 25 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Accommodations Outstanding (or any portion thereof) under any Credit Document.”

2.22    Notices

Schedules 1, 2, 3, 4, 5 and 8 of the Credit Agreement are hereby amended by deleting the Administrative Agent’s address and replacing it with the following:
“TD North Tower
77 King Street West, 26th Floor
Toronto, Ontario
M5K 1A2”
ARTICLE 3
WAIVER
Subject to the effectiveness of this Agreement pursuant to Article 6 below, the Lenders hereby waive any failure by the Borrowers prior the effectiveness of this Agreement to (i) comply with the reporting requirements referred to in Section 2.18 above insofar as such non-compliance is in respect of a reporting requirement which is no longer in effect as a result of this Agreement, and (ii) provide in their financial reporting a reconciliation between the financial covenants in the Credit Agreement before and after giving effect to IFRS 16, in accordance with the definition of “GAAP”.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties
Each of the Parent GP and the Loan Parties represents and warrants that the representations and warranties contained in Section 7.01 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and the Lenders pursuant to Section 18.01 of the Credit Agreement and any representation and warranty which is stated to be made only as of a certain date (and then as of such date). Each of the Parent GP and the Loan Parties further represents and warrants that:
(a)        no Default or Event of Default has occurred and is continuing or would exist after giving effect to the amendments contemplated hereto;
(b)        it has all requisite corporate, partnership or other power and authority to enter into and perform its obligations under this Agreement;
(c)        the execution, delivery and performance of this Agreement has been duly authorized by all corporate, partnership or other analogous actions required and this Agreement has been duly executed and delivered by it, and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject only to any limitations under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in granting of equitable remedies; and
(d)        the execution and delivery of this Agreement and the performance of its obligations hereunder and compliance with the terms, conditions and provisions hereof, will not (i) conflict with or result in a breach of any of the material terms, conditions or provisions of (a) its partnership agreement or other constating documents, as applicable, or by laws, (b) any Law, (c) any Material Agreement or Material Permit, or (d) any judgment, injunction, determination or award which is binding on it; or (ii) result in, require or permit (x) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (y) the acceleration of the maturity of any material Debt binding on or affecting it, or (z) any third party to terminate or acquire any rights materially adverse to Parent GP or the applicable Loan Party under any Material Agreement.
ARTICLE 5
CONFIRMATION OF SECURITY
5.1    Confirmation of Security Documents
Each of the Parent GP, the Borrowers and the other Loan Parties hereby acknowledges and confirms that each Security Document to which it is a party:
(a)    is and shall remain in full force and effect in all respects, notwithstanding the amendments and supplements to the Credit Agreement made pursuant to this Agreement, and has not been amended, terminated, discharged or released;
(b)    constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms; and
(c)    shall, together with that portion of the Security constituted thereby, continue to exist and apply to all of the Guaranteed Obligations and other obligations of the undersigned including, without limitation, any and all obligations, liabilities and indebtedness of the undersigned pursuant to Accommodations or otherwise outstanding under the Credit Agreement and the other Credit Documents to which it is a party.
5.2    Nature of Acknowledgements
The foregoing acknowledgements and confirmations (i) are in addition to and shall not limit, derogate from or otherwise affect any provisions of the Credit Agreement or the other Credit Documents, and (ii) do not serve as an acknowledgment by any of the Lenders or the Administrative Agent that, in the event of a future change to the constitution of any Loan Party, any material change to the terms of the Credit Agreement or the other Credit Documents or any other change of circumstances, a similar acknowledgment and confirmation need be entered into.

5.3    Further Assurances
The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

ARTICLE 6
CONDITIONS
The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    the Administrative Agent shall have received a copy of this Agreement duly executed by all parties hereto;
(b)    the Administrative Agent shall have received, on behalf of the Lenders, payment in full from the Borrowers of all fees relating to the Agreement;
(c)    each of the Borrowers shall have delivered to the Administrative Agent evidence of the corporate or partnership authority of each such party to execute, deliver and perform its obligations under the Agreement, and, as applicable, all other agreements and documents executed by such party in connection therewith, all in form and substance satisfactory to the Administrative Agent and the Lenders;
(d)    no Default or Event of Default shall have occurred and be continuing; and
(e)    all representations and warranties set out in the Credit Documents and this Agreement shall be true and correct as if made on and as of the date hereof except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and the Lenders pursuant to Section 18.01 of the Credit Agreement and any representation and warranty which is stated to be made only as of a certain date (and then as of such date).
ARTICLE 7
MISCELLANEOUS
7.1    Benefits
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.
7.2    References to the Credit Agreement
As of and from the effective date of this Agreement, each reference to the “Credit Agreement” in any of the Credit Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Agreement.
7.3    Governing Law
This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
7.4    Credit Document
This Agreement shall be a Credit Document.
7.5    Limited Effect
Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers.
7.6    Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile or portable document format, each of which shall be deemed to be an original.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP, by its general partner, WHISTLER BLACKCOMB HOLDINGS INC., as Borrower
By:	/s/ Michael Barkin
Name: Michael Barkin
Title: EVP & CFO

BLACKCOMB SKIING ENTERPRISES LIMITED PARTNERSHIP, by its general partner, WHISTLER BLACKCOMB HOLDINGS INC., as Borrower
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

THE TORONTO-DOMINION BANK, as Administrative Agent
By:	/s/ Feroz Haq
Feroz Haq
Director Loan Syndications Agency

THE TORONTO-DOMINION BANK, as Lender
By:	/s/ Rahim Kabani
Rahim Kabani
Managing Director

By:	/s/ Ben Montgomery
Ben Montgomery
Director

BANK OF AMERICA, N.A., CANADA BRANCH, as Lender
By:	/s/ David Rafferty
Vice President

BANK OF MONTREAL, as Lender
By:	/s/ Kyle Redford
Kyle Redford
Managing Director

By:	/s/ Tony Chong
Tony Chong
Director

WELLS FARGO BANK, N.A., CANADIAN BRANCH, as Lender
By:	/s/ John Davis
John Davis
Senior Vice-President
Regional Manager

ROYAL BANK OF CANADA, as Lender
By:	/s/ Rehan Ali
Rehan Ali
Vice President, Corporate Client Group

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender
By:	/s/ Ben Fallico
Ben Fallico
Authorized Signatory

By:	/s/ Iris Zhou
Iris Zhou
Authorized Signatory

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Lender
By:	/s/ Oliver Sumugod
Oliver Sumugod
Director

By:	/s/ Matt van Remmen
Matt van Remmen
Managing Director

HSBC BANK CANADA, as Lender
By:	/s/ Doug Remington
Doug Remington
AVP

By:	/s/ Hai Pham
Hai Pham
Country Head of ISB

WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP, by its general partner, WHISTLER BLACKCOMB HOLDINGS INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

BLACKCOMB SKIING ENTERPRISES LIMITED PARTNERSHIP, by its general partner, WHISTLER BLACKCOMB HOLDINGS INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER BLACKCOMB HOLDINGS INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER & BLACKCOMB MOUNTAIN RESORTS LIMITED, as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

PEAK TO CREEK LODGING COMPANY LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

BLACKCOMB MOUNTAIN DEVELOPMENT LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

GARIBALDI LIFTS LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER BLACKCOMB EMPLOYMENT CORP., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER/BLACKCOMB MOUNTAIN EMPLOYEE HOUSING LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER SKI SCHOOL LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER HELI-SKIING LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

PEAK TO CREEK HOLDINGS CORP., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WB LAND INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER BLACKCOMB GENERAL PARTNER LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WB/T DEVELOPMENT LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

BLACKCOMB SKIING ENTERPRISES LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

AFFINITY SNOWSPORTS INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WHISTLER ALPINE CLUB INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

WB LAND (CREEKSIDE SNOW SCHOOL) INC., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

1016563 B.C. LTD., as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO

SUMMIT SKI LIMITED, as Guarantor
By:	/s/ Michael Barkin
Name: Michael Barkin Title: EVP & CFO